As filed with the Securities and Exchange Commission on June 4, 2001

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               THE EASTERN COMPANY
             (Exact name of registrant as specified in its charter)

         Connecticut                                   06-0330020
(State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                 identification number)

112 Bridge Street, Naugatuck, Connecticut                06770
(Address of principal executive offices)               (Zip code)


             THE EASTERN COMPANY 2000 EXECUTIVE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             John V. Galiette, Esq.
                              Reid and Riege, P.C.
                                One State Street
                        Hartford, Connecticut 06103-3185
          (Name and address, including zip code, of agent for service)

                                 (860) 240-1009
                     (Telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of                    Proposed           Proposed maximum
securities     Amount       maximum offering   aggregate           Amount of
to be          to be        price              offering            registration
registered     registered   per share (1)      price (1)           fee (2)
----------     ----------   ----------------   ----------------    ------------

Common stock    300,000     $15.18              $4,554,000          $1,138.50

         (1) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, these amounts have been computed on the basis of the average of the high and low prices of the Registrant's Common Stock as traded on the American Stock Exchange as of May 30, 2001 (a date which is within five business days of the date of filing of this Registration Statement).

         (2) The registration fee equals one-fortieth of one percent of $4,554,000, which is $15.18, the average of the high and low prices of the Registrant's Common Stock on May 30, 2001 multiplied by 300,000, a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be issued under options to be granted pursuant to the Plan.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents which have been filed by The Eastern Company, a Connecticut corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year endedDecember 30, 2000.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

                  (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments updating such description filed with the Commission.

                  (d) The description of the Registrant's Common Stock contained on pages 17 and 18 of the Registrant's Form S-8, Registration No. 33-29452, relating to The Eastern Company Incentive Stock Option Plan and The Eastern Company 1989 Executive Stock Incentive Plan filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any amendments updating such description filed with the Commission.

                  (e) The description of the Registrant's Rights Plan contained in the Registrant's Form 8-K filed on August 6, 1998 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Item 4. Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The consolidated financial statements of The Eastern Company incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon which is also incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Reid and Riege, P.C., Hartford, Connecticut.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 33-770 et seq. of the Connecticut General Statutes provides for permissive indemnification, mandatory indemnification and court-ordered indemnification of directors.

         (A) A corporation may indemnify a director against liability incurred in a pending, threatened or completed action, suit or proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful. A corporation may also indemnify a director if he engaged in conduct for which indemnification is permitted or required under the company's certificate of incorporation.

         A corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible because the director has met the applicable standard of conduct. This determination must be made either: (1) if there are two or more disinterested directors, by a majority vote of the disinterested members of the board of directors; or (2) by a majority vote of a committee which is composed of two or more disinterested directors and which is designated by vote of a majority of the disinterested directors; or (3) by special legal counsel selected by the disinterested directors or a committee of disinterested directors (or by the full board if there are fewer than two disinterested directors); or (4) by vote of the shareholders (although shares owned by directors who are not disinterested directors cannot vote).

         Notwithstanding the above, however, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation (unless the indemnification is for personal expenses incurred and the director met the relevant standard of conduct noted above); or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

           A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification; and (2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct. Authorizations for the repayment of expenses must be made either: (1) if there are two or more disinterested directors, by a majority vote of the disinterested members of the board of directors; or (2) by a majority vote of a committee which is composed of two or more disinterested directors and which is designated by vote of a majority of the disinterested directors; or (3) by the full board, if there are fewer than two disinterested directors; or (4) by vote of the shareholders (although shares owned by directors who are not disinterested directors cannot vote).

         (B) Unless limited by its article of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by him in connection with the proceeding.

         (C) Unless a corporation's articles of incorporation provide otherwise, a court may order a corporation to indemnify a director if the director applies to the court for indemnification and the court determines that: (1) the director is entitled to mandatory indemnification; (2) the director is entitled to indemnification pursuant to a provision of the Registrant's certificate of incorporation; or (3) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation. However, if he was adjudged liable to the corporation, his indemnification will be limited to only the reasonable expenses incurred.

         The rules which apply above relating to the indemnification of directors also apply to officers who are not directors of the corporation. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         Article Tenth of the Registrant's certificate of incorporation and
Section 33-636(b)(4) of the Connecticut General Statutes limit the personal liability of the Registrant's directors to the Registrant or its shareholders for monetary damages for any failure on the part of the directors to exercise the requisite degree of care in fulfilling their duties and responsibilities in their capacity as directors. However, the protection does not extend to acts or omissions of the directors that involve a knowing and culpable violation of law, enable the director or an associate to receive an improper personal economic gain, show a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, constitute a sustained and unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation, or involve unlawful distributions to the director.

         The Registrant's by-laws also require the indemnification of the Registrant's directors and officers. Article IX of the by-laws provides that each director and officer of the Registrant will be indemnified against losses incurred by him to the fullest extent permitted by Connecticut law. This right of indemnification is in addition to any other such rights to which the director or officer may, as a matter of law, be entitled.

         The Registrant has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Registrant against certain damages and expenses because of certain claims made against them which are caused by their negligent act, error or omission.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------

         The following exhibits are filed as part of this Registration
Statement:

         4(a)  The Eastern Company 2000 Executive Stock Incentive Plan.

         4(b) The Registrant's restated certificate of incorporation dated August 14, 1991 is incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991 and the Registrant's Form 8-K filed on February 13, 1991. The Registrant's amended and restated bylaws dated July 29, 1996 are incorporated by reference to the Registrant's Form 8-K filed on July 29, 1996.

         4(c) The Rights Agreement entered into between the Registrant and BankBoston N.A. dated as of August 6, 1998 and the letter to all shareholders of the Registrant dated July 22, 1998, together with the press release dated July 22, 1998 describing the Registrant's redemption of shareholders' Purchase Rights dated September 16, 1991 and the issuance of a new Purchase Rights dividend distribution, are incorporated by reference to the Registrant's Form 8-K filed on August 6, 1998.

         5 Opinion of Reid and Riege, P.C. as to the legality of the securities being registered.

         23(a) Consent of Reid and Riege, P.C. (Reference is made to the opinion of Reid and Riege, P.C. filed as Exhibit 5.)

         23(b) Consent of Independent Auditors.

         24 Power of Attorney (included in signature page to this Registration Statement).

         99(1) Resale S-3-type prospectus filed with this Registration Statement on Form S-8 in accordance with General Instruction C of Form S-8.

         99(2) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 is incorporated herein by reference.

         99(3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 is incorporated herein by reference.

         99(4) Notice of the 2001 Annual Meeting of Shareholders and Proxy
               Statement of the Registrant dated March 23, 2001 are incorporated herein by reference.

Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)To include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck, State of Connecticut, on the 4th day of June, 2001.

                               THE EASTERN COMPANY


                               By  /s/ Leonard F. Leganza
                               -----------------------
                               Leonard F. Leganza
                              (President and Chief
                               Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant does hereby appoint Leonard F. Leganza and David C. Robinson, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant any and all amendments to said Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and to all intents and purposes, as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.



 Signature                        Title                             Date

                                  President, Chief Executive
 /s/ Leonard F. Leganza           Officer and Director              June 4, 2001
-------------------------        (Principal Executive Officer)
Leonard F. Leganza



 /s/ John W. Everets              Director                          June 4, 2001
-------------------------
John W. Everets


 /s/ Charles W. Henry             Director                          June 4, 2001
-------------------------
Charles W. Henry

 /s/ David C. Robinson            Director                          June 4, 2001
-------------------------
David C. Robinson


 /s/ Donald S. Tuttle III         Director                          June 4, 2001
-------------------------
Donald S. Tuttle, III


                                  Vice President, Secretary
 /s/ John L. Sullivan III         and Treasurer (Principal          June 4, 2001
-------------------------         Financial Officer)
John L. Sullivan III


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the person who administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck, State of Connecticut on the 4th day of June, 2001.

                                            THE EASTERN COMPANY 2000 EXECUTIVE
                                            STOCK INCENTIVE PLAN

                                            By THE EASTERN COMPANY


                                            By /s/ Leonard F. Leganza
                                            -------------------------
                                            Leonard F. Leganza
                                            Its President and Chief
                                            Executive Officer

                                                                    EXHIBIT 4(a)


                               THE EASTERN COMPANY
                       2000 EXECUTIVE STOCK INCENTIVE PLAN


1.       Purpose.
         -------

         The purpose of The Eastern Company 2000 Executive Stock Incentive Plan (the "Plan") is to promote the interests of The Eastern Company and its shareholders by providing a method whereby executives and other key employees of the Company may become owners of the Company's common stock by the exercise of incentive stock options or nonqualified stock options or the grant of shares of restricted stock, and thereby increase their proprietary interest in the Company's business, encourage them to remain in the employ of the Company and increase their personal interest in its continued success and progress. In addition, another purpose of the Plan is to promote the interests of the Company by providing a method whereby nonemployee directors of the Company may become owners of the Company's common stock by the exercise of nonqualified stock options or the grant of shares of restricted stock, and thereby encourage qualified individuals to become members of the board of directors of the Company.


2.       Definitions.
         -----------

         As used herein, the following terms shall have the following meanings:

         (a) "Award" shall mean the grant of an incentive stock option, a nonqualified stock option, restricted stock, or other stock-based methods of compensation authorized by Section 6 of the Plan.

         (b) "Award Agreement" shall mean an agreement described in Section 7 of the Plan which is entered into between the Company and a Participant and which sets forth the terms, conditions and limitations applicable to an Award granted to the Participant.

         (c) "Board" shall mean the board of directors of The Eastern Company.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Committee" shall mean the Incentive Compensation Committee of the Board or any successor committee with substantially the same responsibilities.

         (f) "Company" shall mean The Eastern Company and each "parent or subsidiary corporation" of The Eastern Company (as those terms are defined in Section 424 of the Code).

         (g) "Company Common Stock" shall mean the common stock, no par value, of The Eastern Company.

         (h) "Disability" shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as defined in Section 22(e)(3) of the Code.

         (i) "Employee" shall mean an employee of the Company.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

         (k) "Fair Market Value" shall mean the reported price at which Company Common Stock was last traded on the day on which such value is to be determined (or, if there are no reported trades on such day, the last previous day on which there was a reported trade).

         (l) "Incentive Stock Option" shall mean a Stock Option which complies with all of the requirements for incentive stock options set forth in Section 422 of the Code and which may be issued pursuant to Section 6.1.

         (m) "Insider" shall mean any person who is subject to Section 16 of the Exchange Act.

         (n) "Non-Employee Director" shall mean a member of the board of directors of The Eastern Company who is not an Employee.

         (o) "Nonqualified Stock Option" shall mean a Stock Option which does not comply with all of the requirements for Incentive Stock Options set forth in
Section 422 of the Code and which may be issued pursuant to Section 6.1.

         (p) "Parent and/or Subsidiary Corporations" shall mean the parent and/or subsidiary corporations of The Eastern Company, as those terms are defined in Section 424 of the Code.

         (q) "Participant" shall mean an Employee or a Non-Employee Director who has been designated by the Committee as eligible to receive an Award pursuant to the terms of the Plan. The only Employees that the Committee may designate as Participants are those Employees who are salaried officers or key employees (whether or not directors) of the Company.

         (r) "Restricted Stock" shall mean shares of Company Common Stock which have certain restrictions attached to the ownership thereof and which may be issued pursuant to Section 6.2 of the Plan.

         (s) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission, as now in force or as such regulation or successor regulation shall hereafter be amended.

         (t) "Section 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder, as they may be amended from time to time.

         (u) "Securities Act" shall mean the Securities Act of 1933, as amended and in effect from time to time, or any successor statute.

         (v) "Stock Option" shall mean a right granted pursuant to Section 6.1 of the Plan to purchase a specified number of shares of Company Common Stock at a specified price during a specified period of time. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.


3.       Administration.
         --------------

         (a) In order to administer the issuance of Awards to Participants pursuant to the Plan, there shall be a Committee which is appointed by the Board and which consists of not less than three Non-Employee Directors of the Company. Each member of the Committee shall be a non-employee director as such term is defined for purposes of Rule 16b-3.

         (b) Subject to the express provisions of the Plan, the Committee shall periodically determine which Employees and/or Non-Employee Directors shall be Participants in the Plan and the nature, amount, pricing, timing and other terms of the Awards. However, in no event may an Incentive Stock Option be granted to a Non-Employee Director. Each Award shall be evidenced by an Award Agreement which shall be signed by an officer of the Company and by the Participant.

         (c) The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions of and administer the Plan. Subject to any applicable provisions of the certificate of incorporation or the bylaws of the Company, all such decisions shall be final and binding on all persons including the Company and its shareholders, Employees, Non-Employee Directors and Participants. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

         (d) The Committee may delegate to designated officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary or advisable for the effective administration of the Plan in accordance with its terms and purpose.

         (e) It is the intent of the Company that the Plan and the Awards granted hereunder shall satisfy and be interpreted in a manner that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any such Award would otherwise frustrate or conflict with the intent expressed in this Section 3(e), that provision (to the extent possible) shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders.


4.       Eligibility.
         -----------

         Awards may be granted only to those Employees and/or Non-Employee Directors who are designated as Participants from time to time by the Committee. However, in no event may an Incentive Stock Option be granted to a Non-Employee Director. Subject to the express conditions of the Plan, the Committee shall determine which Employees and/or Non-Employee Directors shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards. More than one Award may be granted to the same Participant.


5.       Shares Subject to the Plan.
         --------------------------

         The total amount of Company Common Stock with respect to which Awards may be granted under this Plan shall not exceed in the aggregate 300,000 shares of Company Common Stock. The shares relating to Awards granted under this Plan shall be authorized but unissued shares of Company Common Stock.

         Subject to the limitations of the Code and Rule 16b-3 (if applicable), if any Award granted under this Plan lapses, expires, terminates, ceases to be exercisable or is forfeited, in whole or in part, for any reason, then the shares subject to but not issued under such Award shall be available for the grant of other Awards.


6.       Awards.
         ------

         Awards may include those described in this Section 6. The Committee may grant Awards singly or in combination with other Awards, as the Committee may in its sole discretion determine. Subject to the other provisions of this Plan, Awards may also be granted in combination with, in replacement of, or as alternatives to, grants or rights under any other stock incentive plan of the Company.

                  6.1.     Stock Options.
                           -------------

                  (a) The exercise price of each Stock Option shall be determined by the Committee. However, in the case of Incentive Stock Options, in no event shall the exercise price be less than one hundred percent (100%) of the Fair Market Value of the shares of Company Common Stock at the time of grant of the Stock Option.

                  (b) In no event shall an Incentive Stock Option be granted to a Non-Employee Director. In addition, an Incentive Stock Option shall not be granted under this Plan to an Employee who, at the time of such grant, owns (actually or constructively) more than ten percent (10%) of the total voting power of all classes of stock of the Company, unless the purchase price of the shares subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the shares of Company Common Stock at the time of the grant of the option and the option is not exercisable after the expiration of five years from the date it is granted.

                  (c) No Stock Option intended as an Incentive Stock Option shall be exercisable in whole or in part after ten years from the date it is granted. The Committee, in its discretion, may impose vesting or other restrictions which provide that a Stock Option may not be exercised in whole or in part for any period or periods of time specified by the Committee, or may provide for the amendment of outstanding unvested Stock Options in order to accelerate the vesting of such Stock Options. Except as may be so provided and except as provided in Section 6.1(d), any Stock Option may be exercised in whole at any time, or in part from time to time, during its term.

                  (d) Any Stock Option, the term of which has not theretofore expired, may be exercised during the optionee's employment with the Company or during the optionee's service as a Non-Employee Director. In addition, subject to the condition that no Stock Option intended as an Incentive Stock Option may be exercised in whole or in part after ten years from the date it is granted:

                           (i)  upon the termination of an optionee's employment
or service as a Non-Employee Director other than by reason of death, the optionee may, within three months after the date of such termination, exercise such option in whole or in part to the extent it was exercisable (or became exercisable) at the time of his or her termination of employment or service as a Non-Employee Director, and after such three month period the right to exercise the Stock Option shall cease; provided, however, that: (A) if such termination is due to Disability, such three month period shall be extended to twelve (12) months; and (B) if such termination is due to retirement at or after attaining age sixty-five (65), such three month period shall be extended to twelve (12) months; and

                           (ii) upon the death of any optionee, either prior to
the termination of his or her employment or service as a Non-Employee Director or within the three month or twelve (12)month period referred to in Section

6.1(d)(i) above, such optionee's estate (or the person or persons to whom such optionee's rights under the Stock Option are transferred by will or the laws of descent and distribution) may, within twelve (12) months after the date of such optionee's death, exercise such Stock Option in whole or in part to the extent it was exercisable (or became exercisable) at the time of his or her death, and after such twelve (12) month period the right to exercise the Stock Option shall cease.

                  (e) The exercise price of each share subject to a Stock Option shall, at the time of exercise of the Stock Option, be paid in full in cash, or with previously acquired shares of Company Common Stock having an aggregate Fair Market Value at such time equal to the exercise price, or in cash and such shares. Notwithstanding the above, in connection with the exercise of an Incentive Stock Option, payment with shares of Company Common Stock which constitute "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) and which were previously acquired by the optionee by the exercise of options granted under an option plan maintained by the Company shall be permitted only if the date of such payment is at least two years from the date of grant of the options under the option plan and such shares were held by the optionee for at least one year.

                  (f) Upon the exercise of a Stock Option, a certificate or certificates representing the shares of Company Common Stock so purchased shall be delivered to the person entitled thereto.

                  (g) An optionee shall have no rights as a shareholder with respect to shares subject to his or her Stock Option until such shares are issued to him or her and are fully paid, and no adjustment will be made for dividends or other rights for which the record date is prior thereto.

                  (h) The provisions of Section 9 shall apply to any shares of Company Common Stock issued to a Participant upon the exercise of a Stock Option.

                  (i) Each Stock Option granted under this Plan shall by its terms be non-transferable by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by the optionee.

                  6.2      Restricted Stock.
                           ----------------

                  (a) Restricted Stock shall be subject to such terms, conditions and restrictions as the Committee deems appropriate. Such terms, conditions and restrictions may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock. The Committee may provide for the lapse of any such terms, conditions and restrictions, or may waive any such terms, conditions or restrictions, based on such factors or criteria as the Committee may determine.

                  (b) If a Participant receives a grant of Restricted Stock, and if the Participant desires to accept such grant, then the Participant shall pay to the Company, in cash, an amount determined by the Committee. Such amount may be greater than or equal to zero. Such amount may be paid at any time prior to the sixtieth (60th) day following the lapse of the restrictions applicable to the shares of Restricted Stock.

                  (c) After receipt of any payment required by the Committee in connection with the grant of shares of Restricted Stock, or as of the date of grant of shares of Restricted Stock if no such payment is required, the Company shall issue to the Participant a certificate or certificates representing the shares of Restricted Stock so granted. The certificates shall have affixed thereto a legend, substantially in the following form, in addition to any other legends required by the Plan or applicable law:

         "The shares of Company Common Stock represented by this certificate are subject to the restrictions described in an Award Agreement dated , a copy of which will be furnished upon request by the issuer, and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of such Award Agreement."

Each transfer agent of Company Common Stock shall be informed of such restrictions.

                  In aid of the restrictions described in this Section 6.2 that are applicable to the Restricted Stock, the Participant shall, immediately upon receipt of the certificate or certificates for such shares, deposit such certificate or certificates (together with a stock power or instrument of transfer appropriately endorsed in blank) with the Secretary of the Company to be held in escrow. In the event such restrictions lapse, the certificate or certificates shall be delivered to the Participant free and clear of such restrictions. In the event the shares of Restricted Stock are forfeited, the certificate or certificates shall be delivered to the Company.

                  Notwithstanding the above, the provisions of Section 9 shall continue to apply to shares of Restricted Stock even if the restrictions described in this Section 6.2 have lapsed.

                  (d) Upon issuance of a certificate or certificates representing shares of Restricted Stock in accordance with the provisions of
Section 6.2(c), the Participant shall thereupon be deemed to be a shareholder with respect to all of the shares of Company Common Stock represented by such certificate or certificates. The Participant shall thereafter have, with respect to such shares of Restricted Stock, all of the rights of a shareholder of the Company (including the right to vote the shares of Restricted Stock and the right to receive any cash or stock dividends on such Restricted Stock).

                  (e) In the event that a Participant's employment with the Company terminates for any reason, or in the event that a Participant ceases to be a Non-Employee Director, then any shares of Restricted Stock still subject to the restrictions described in this Section 6.2 on the date of the termination of his or her employment or service as a Non-Employee Director shall automatically be forfeited.

                  (f) Each share of Restricted Stock granted under this Plan shall by its terms be non-transferable by the Participant, other than by will or the laws of descent and distribution, while the restrictions described in this
Section 6.2 remain in effect. While shares of Restricted Stock remain subject to such restrictions, all rights with respect to such shares shall be exercisable during a Participant's lifetime only by the Participant.


                  6.3      Other Awards.
                           ------------

                  The Committee may from time to time grant shares of Company Common Stock, other stock-based and non-stock-based Awards (including, without limitation, Awards pursuant to which shares of Company Common Stock are or may in the future be acquired), Awards denominated in stock units, securities convertible into shares of Company Common Stock, stock appreciation rights, performance shares, phantom securities and dividend equivalents. The Committee shall determine the terms and conditions of such Awards; provided, however, that such Awards shall not be inconsistent with the terms and purposes of this Plan.


7.       Award Agreements.
         ----------------

         Each Award granted under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Company Common Stock subject to the Award, and such other terms and conditions applicable to the Award as are determined by the Committee. By acceptance of an Award, the Participant thereby agrees to such terms and conditions and to the terms of this Plan pertaining thereto.


8.       Term of Plan.
         ------------

         This Plan shall terminate on July 19, 2010 (ten years after the date of its original adoption by the Board) or upon any earlier termination date established by action of the Board, and no Awards shall be granted thereafter. Such termination shall not affect the validity of any Awards then outstanding.


9.       Securities Law Considerations.
         -----------------------------

         (a) The provisions of this Section 9 shall apply to all Awards granted pursuant to the Plan, except to the extent that, in the opinion of counsel for the Company, such provisions are not required by the Securities Act or any other applicable law, regulation or rule of any governmental agency.

         (b) At the time of the grant of an Award and at the time of the acquisition of shares of Company Common Stock pursuant to an Award, a Participant shall represent, warrant and covenant that:

                  (i) Any shares of Company Common Stock acquired upon exercise of the Award shall be acquired for the Participant's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act or any rule or regulation under the Securities Act.

                  (ii) The Participant has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of his or her investment in shares of Company Common Stock.

                  (iii) The Participant is able to bear the economic risk of holding shares acquired pursuant to the Award for an indefinite period.

                  (iv) The Participant understands that: (A) the shares acquired pursuant to the Award will not be registered under the Securities Act and will be "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least two years and even then will not be available unless a public market then exists for the shares of Company Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company subject to the Plan and the Company has no obligation to register under the Securities Act any such stock.

                  (v) The Participant agrees that, if the Company offers for the first time any shares of Company Common Stock for sale pursuant to a registration statement under the Securities Act, the Participant will not, without the prior written consent of the Company, publicly offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares acquired pursuant to an Award for a period of one hundred eighty (180) days after the effective date of such registration statement.

By making payment pursuant to an Award, the Participant shall be deemed to have reaffirmed, as of the date of such payment, all of the representations set forth in this Section 9 which he or she made at the time of grant of the Award.

         (c) All stock certificates representing shares of Company Common Stock issued to a Participant pursuant to an Award shall have affixed thereto a legend, substantially in the following form, in addition to any other legends required by the Plan or applicable law:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws, and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion of counsel satisfactory to the issuer to the effect that registration under such Act or such laws is not required."


10.      Adjustment Provisions.
         ---------------------

         (a) If through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding shares of Company Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to shares of Company Common Stock or other securities, then the aggregate number of shares of Company Common Stock subject to this Plan, the number of shares of Company Common Stock subject to each outstanding Award, and the exercise price per share in each such outstanding Award, shall be proportionately adjusted.

         (b) Any adjustments under this Section 10 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to an Award on account of any such adjustments.

         (c) No adjustments shall be made under this Section 10 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of an Incentive Stock Option or a grant of additional benefits to a Participant who has been granted an Incentive Stock Option.


11.      Amendments and Discontinuance.
         -----------------------------

         The Board may amend, suspend or discontinue the Plan, but may not, without the prior approval of the shareholders of the Company, make any amendment which operates: (a) to abolish the Committee, change the qualification of its members or withdraw its authority to interpret or administer the Plan;
(b) to make any material change in the class of eligible Employees under the

Plan; (c) to increase the total number of shares for which Awards may be granted under the Plan except as permitted by the provisions of Section 10 hereof; (d) to extend the term of the Plan; (e) to permit adjustments or reductions of the price at which shares may be acquired under an Award previously-granted under the Plan except as permitted by the provisions of Section 10 hereof; (f) to extend the maximum Incentive Stock Option period; or (g) to decrease the minimum Incentive Stock Option price.


12.      Continuance of Employment or Service as a Non-Employee Director.
         ---------------------------------------------------------------

         Neither the Plan nor the grant of any Award hereunder shall interfere with or limit in any way the right of the Company to terminate any Employee's employment or to terminate the service of any Non-Employee Director at any time and for any reason, nor shall the Plan or the grant of any Award hereunder impose any obligation on the Company to continue the employment of any Employee or the service of any Non-Employee Director.


13.      Tax Withholding.
         ---------------

          The Participant shall be responsible for the payment of all Federal, state and local taxes relating to the grant, vesting or exercise of any Award granted under the Plan. The Company shall have the power to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements on any Award granted under the Plan. To the extent permissible under applicable tax, securities and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by directing the Company to apply shares of Company Common Stock to which the Participant is entitled as a result of the exercise of a Stock Option or the lapse of restrictions on shares of Restricted Stock.


14.      Required Notifications by Participant.
         -------------------------------------

         (a) If any Participant shall, in connection with an Award, make an election pursuant to Section 83(b) of the Code (whereby the Participant elects to include in gross income in the year of the transfer the amount specified in
Section 83(b) of the Code), then such Participant shall notify the Company of such election within ten (10) days of the filing of such election with the Internal Revenue Service.

         (b) If any Participant shall dispose of shares of Company Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (whereby the Participant makes a disqualifying disposition of the shares before expiration of the applicable holding periods), then such Participant shall notify the Company of such disqualifying disposition within ten (10) days of the disposition.

15.      Limits of Liability.
         -------------------

         (a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon the contractual obligations created by the Plan and the Award Agreement.

         (b) Neither the Company, nor any member of the Board or the Committee, nor any other person participating in the determination of any question under the Plan or the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith, under the Plan.


16.      Requirements of Law.
         -------------------

         The grant of Awards and the issuance of shares of Company Common Stock upon the exercise of an Award shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.


17.      Governing Law.
         -------------

         The Plan, and all Award Agreements hereunder, shall be construed pursuant to and in accordance with the laws of the State of Connecticut. The parties to the Plan and each Award Agreement agree that the state and federal courts of Connecticut shall have jurisdiction over any suit, action or proceeding arising out of, or in any way related to, the Plan or any Award Agreement. The parties waive, to the fullest extent permitted by law, any objection which any of them may have to the venue of any such suit, action or proceeding brought in such courts, and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. In the event that any party shall not have appointed an agent for service of process in Connecticut, the party agrees that it may be served with process by registered or certified mail, return receipt requested, to the party at its respective address as reflected on the records of the Company. All notices shall be deemed to have been given as of the date so delivered or mailed.


18.      Effective Date.
         --------------

         The Plan shall be effective as of the date of its adoption by the Board, and Awards may be granted under the Plan from and after the date of such adoption; provided, however, that if, within twelve (12) months after such date, the shareholders of the Company have not approved the Plan, then the provisions of the Plan shall be null and void and any Awards granted under the Plan shall terminate and cease to be of any force or effect.

John V. Galiette                                                      EXHIBIT 5
(860) 240-1009



                                                              June 4, 2001

Board of Directors
The Eastern Company
112 Bridge Street
P.O. Box 460
Naugatuck, CT  06770

Re: Issuance of Shares of The Eastern Company Common Stock Pursuant to The Eastern Company 2000 Executive Stock Incentive Plan

Dear Sirs:

         As counsel for The Eastern Company, a Connecticut corporation (the "Company"), we have participated with the Company and its officers in the preparation for filing with the Securities and Exchange Commission ("SEC") of the Registration Statement on Form S-8 (the "Registration Statement") covering certain shares of common stock, no par value per share, of the Company (the "Shares"). The Shares will be issued pursuant to The Eastern Company 2000 Executive Stock Incentive Plan (the "Plan") upon the exercise of certain stock options to be granted under the Plan or upon the grant of certain shares of restricted stock.

         In connection with the filing of the Registration Statement, we have been asked to give our opinion, in our capacity as counsel for the Company, as to the legality of the Shares being registered, indicating whether the Shares, when acquired by the holders of options granted under the Plan or when issued as shares of restricted stock under the Plan, will be legally issued, fully paid and non-assessable.

         In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law, and have discussed with the officers of the Company such questions of fact, as we have deemed necessary or appropriate. In rendering this opinion, we have relied upon certificates and statements of officers and directors of the Company as to factual matters, and we have assumed the genuineness of all documents submitted as copies.

         Relying on the matters stated above, and based upon and subject to the foregoing, we are of the opinion that the Shares, when acquired by the holders of options granted under the Plan or when issued as shares of restricted stock under the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                                    Very truly yours,
                                                    REID and RIEGE, P.C.

                                                    /s/ John V. Galiette
                                                    --------------------
                                                    John V. Galiette

JVG/hs

                                                                   EXHIBIT 23(b)


                         Consent of Independent Auditors


           We consent to the reference to our firm under the captions "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) and "Experts" in the related Prospectus and Reoffer Prospectus, all pertaining to The Eastern Company 2000 Executive Stock Incentive Plan, and to the incorporation by reference in the aforementioned Registration Statement of our report dated January 26, 2001, with respect to the consolidated financial statements of The Eastern Company included in its Annual Report (Form 10-K) for the year ended December 30, 2000, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP

  Hartford, Connecticut
  June 4, 2001

                                                                   EXHIBIT 99(1)

REOFFER PROSPECTUS

                               THE EASTERN COMPANY

                                  Common Stock

                             No Par Value Per Share


         This prospectus (the "Prospectus") relates to certain shares of common stock, no par value per share, of The Eastern Company (the "Common Stock"), which may be issued upon the exercise of stock options granted under The Eastern Company 2000 Executive Stock Incentive Plan (the "Plan") or upon the grant of shares of restricted stock under the Plan. The Eastern Company (the "Company") will receive no part of the proceeds from the sales of Common Stock to be made on behalf of the Selling Shareholders. (See "Selling Shareholders" herein for information concerning the several Selling Shareholders).

         The Company's Common Stock is listed on the American Stock Exchange. On May 30, 2001, the reported closing price per share of the Common Stock was $14.75.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               THE EASTERN COMPANY
                                112 BRIDGE STREET
                                  P.O. BOX 460
                          NAUGATUCK, CONNECTICUT 06770
                                 (203) 729-2255



         The date of this Prospectus is June 4, 2001.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports and proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (1-800-SEC-0330) and at the SEC's Regional Offices in New York (Seven World Trade Center, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60061), and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information is also available from the SEC over the Internet at http://www.sec.gov.

         The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy statements and information statements, in addition to other information concerning the Company, can be inspected at the American Stock Exchange.

         This Prospectus does not contain all of the information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the SEC under the Securities Act of 1933 (the "1933 Act") and to which reference is hereby made.

         A copy of any document or part thereof which is incorporated into the Registration Statement by reference shall be provided without charge to each person to whom a Prospectus is delivered upon the written or oral request of such person. Such requests for information should be directed to John L. Sullivan III, Vice President, Secretary and Treasurer, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770, telephone (203) 729-2255.

         The Company intends to distribute to its shareholders annual reports containing financial statements which have been audited by its independent auditors and quarterly reports containing unaudited financial information for the first three quarters of each year.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Thedelivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

The Company                                             4
Selling Shareholders                                    4
Description of Company Common Stock                     6
Experts                                                 6
Incorporation of Certain Documents by Reference         6
Indemnification                                         7

                                   THE COMPANY

         The Eastern Company is a diversified manufacturer of vehicular and industrial hardware, locks, coin collection products, smart card systems and metal castings serving the transportation, industrial hardware, security, commercial laundry, underground mining and specialty casting markets. It has its corporate headquarters at 112 Bridge Street, Naugatuck, Connecticut 06770 and its telephone number is (203) 729-2255.

         Additional information concerning the Company is set forth in its most recent Annual Report on Form 10-K, copies of which will be furnished, upon request, to employees of the Company and to non-employee members of the Company's Board of Directors who are determined to be eligible to participate in the Plan.


                              SELLING SHAREHOLDERS

         The following table sets forth information as of June 4, 2001 with respect to those Selling Shareholders who have acquired or may acquire shares of the Company's Common Stock under the Plan.

         To the best of the Company's knowledge, there is no understanding between any of the Selling Shareholders and any securities broker or dealer with respect to the sale of shares of Common Stock to which this Prospectus relates.

         All expenses (excluding commissions) in connection with the offering of the shares being offered by this Prospectus will be paid by the Company. Such expenses (excluding commissions but including registration fees, transfer agent fees, printing costs and legal and accounting fees) are not expected to exceed $5,000.00.




                                                Shares of         Shares of
                                                Common Stock      Common
                             Shares of          Issuable Under    Stock
Name, Address                Common Stock       Outstanding       Offered By
and Positions                Held as of         Options as of     This Prospectus
with the Company             6/4/01(1)          6/4/01            Number            Percentage
----------------             ---------          ------            ------            ----------

Leonard F. Leganza              19,258          200,000           219,258            5.3%
62 Tunxis Village
Farmington, CT  06032
(President, Chief
Executive Officer
and Director)

John W. Everets                 22,473           50,000            72,473            1.8%
72 Chestnut Street
Boston, MA  02108
(Director)

Charles W. Henry                22,481           49,000            71,481            1.7%
Ash Swamp Road
Woodbury, CT  06798
(Director)

David C. Robinson               39,281           50,000            89,281            2.2%
211 North Shore Road
New Preston, CT  06777-1123
(Director)

Donald S. Tuttle, III           28,749           50,000            78,749            1.9%
775 South Street
Middlebury, CT 06762
(Director)

John L. Sullivan III             1,632           65,000            66,632            1.6%
13 Cedar Drive
Cromwell, CT 06416
(Vice President, Secretary
and Treasurer)


(1) Shareholdings include, in certain cases, shares owned by or in trust for spouses and/or children (in which case all beneficial interest has been disclaimed).

                       DESCRIPTION OF COMPANY COMMON STOCK

         Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled: (a) to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (b) in the event of the liquidation, dissolution, or winding-up of the Company, to share pro rata the remaining assets after payment of all debts, obligations, and liabilities. Shareholders have no preemptive subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The Company's certificate of incorporation, as amended and restated, does not provide for cumulative voting. The presently issued and outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued and delivered as contemplated herein will be, fully paid and non-assessable.


                                     EXPERTS

         The consolidated financial statements of The Eastern Company incorporated by reference in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon which is also incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by Reid and Riege, P.C., Hartford, Connecticut.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Plan has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part, and is incorporated by reference herein. Reference should be made to the Plan for a full and complete statement of its respective provisions.

         Also incorporated herein by reference are the Company's Annual Report on Form 10-K for the fiscal year ending December 30, 2000, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, the Company's Proxy Statement dated March 23, 2001, the description of the Company's common stock contained in the Company's Form S-8 registration statement relating to The Eastern Company Incentive Stock Option Plan and The Eastern Company 1989 Executive Stock Incentive Plan, and the description of the Company's rights plan contained in the Company's Form 8-K filed on August 6, 1998, all as filed with the SEC. All documents subsequently filed by the Company with the SEC pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of each such document.

         The Company will provide upon request and without charge to each person to whom this Prospectus is delivered a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated therein by reference). Written requests should be directed to:

                               The Eastern Company
                             c/o Corporate Secretary
                                112 Bridge Street
                                  P.O. Box 460
                          Naugatuck, Connecticut 06770

Telephone requests may be directed to the Corporate Secretary at (203) 729-2255.


                                 INDEMNIFICATION

         Section 33-770 et seq. of the Connecticut General Statutes provides for permissive indemnification, mandatory indemnification and court-ordered indemnification of directors.

         (A) A corporation may indemnify a director against liability incurred in a pending, threatened or completed action, suit or proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful. A corporation may also indemnify a director if he engaged in conduct for which indemnification is permitted or required under the company's certificate of incorporation.

         A corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible because the director has met the applicable standard of conduct. This determination must be made either: (1) if there are two or more disinterested directors, by a majority vote of the disinterested members of the board of directors; or (2) by a majority vote of a committee which is composed of two or more disinterested directors and which is designated by vote of a majority of the disinterested directors; or (3) by special legal counsel selected by the disinterested directors or a committee of disinterested directors (or by the full board if there are fewer than two disinterested directors); or (4) by vote of the shareholders (although shares owned by directors who are not disinterested directors cannot vote).

         Notwithstanding the above, however, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation (unless the indemnification is for personal expenses incurred and the director met the relevant standard of conduct noted above); or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification; and (2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct. Authorizations for the repayment of expenses must be made either: (1) if there are two or more disinterested directors, by a majority vote of the disinterested members of the board of directors; or (2) by a majority vote of a committee which is composed of two or more disinterested directors and which is designated by vote of a majority of the disinterested directors; or (3) by the full board if there are fewer than two disinterested directors; or (4) by vote of the shareholders (although shares owned by directors who are not disinterested directors cannot vote).

         (B) Unless limited by its article of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by him in connection with the proceeding.

         (C) Unless a corporation's articles of incorporation provide otherwise, a court may order a corporation to indemnify a director if the director applies to the court for indemnification and the court determines that: (1) the director is entitled to mandatory indemnification; (2) the director is entitled to indemnification pursuant to a provision of the Company's certificate of incorporation; or (3) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation. However, if he was adjudged liable to the corporation, his indemnification will be limited to only the reasonable expenses incurred.

         The rules which apply above relating to the indemnification of directors also apply to officers who are not directors of the corporation. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         Article Tenth of the Company's certificate of incorporation and Section 33-636(b)(4) of the Connecticut General Statutes limit the personal liability of the Company's directors to the Company or its shareholders for monetary damages for any failure on the part of the directors to exercise the requisite degree of care in fulfilling their duties and responsibilities in their capacity as directors. However, the protection does not extend to acts or omissions of the directors that involve a knowing and culpable violation of law, enable the director or an associate to receive an improper personal economic gain, show a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, constitute a sustained and unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation, or involve unlawful distributions to the director.

         The Company's by-laws also require the indemnification of the Company's directors and officers. Article IX of the by-laws provides that each director and officer of the Company will be indemnified against losses incurred by him to the fullest extent permitted by Connecticut law. This right of indemnification is in addition to any other such rights to which the director or officer may, as a matter of law, be entitled.

         The Company has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them which are caused by their negligent act, error or omission.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.